EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated July 31, 1999, relating to the financial statements of Diamond Powersports, Inc. in the Registration Statement on Form SB-2, and Prospectus, and to the reference to our firm therein under the caption "ACCOUNTING MATTERS."



Michael J. Bongiovanni, C.P.A.'s
Charlotte, North Carolina